Exhibit A

AGREEMENT

The undersigned being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule 13D (including amendments thereto) jointly on behalf of each such party.

Date: November 4, 2025

MADISON BOND LLC

/s/ Henry Ikezi		11/4/2025
Name:	Henry Ikezi
Title:	Manager of FUN Investment Homes, LLC, Manager of Madison Bond LLC

BAYSIDE PROJECT LLC

/s/ Henry Ikezi		11/4/2025
Name:	Henry Ikezi
Title:	Manager

/s/ Henry Ikezi		11/4/2025
Name:	Henry Ikezi